UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 18, 2012

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation, and the Registrant responsible for filing this Current Report on Form 8-K (“Company”) has issued the unregistered securities identified below, namely shares of the Company’s Series B common stock (“Series B Shares”). This Form 8-K is being filed because the aggregate number of Series B Shares issued exceeds five percent (5%) of the total number of Series B Shares issued and outstanding as of the Company’s latest filed Report, on Form 10-Q filed on July 5, 2012.

On July 18, 2012, the Company issued 22,060,607 Series B Shares to Kenneth L. Waggoner, the Company’s General Counsel, Executive Vice-President Legal and Secretary; 22,060,607 Series B Shares to Carlos Trujillo, the Company’s Chief Financial Officer; and 22,060,608 Series B Shares to Kenneth Hobbs, the Company’s Vice-President of Mergers & Acquisitions (“Series B Issuance to Officers”). Each issuance independently represents approximately 11% of the total number of Series B Shares that are outstanding immediately following the three issuances in the aggregate. There was no financial consideration for the Series B Issuance to Officers. The Series B Issuance to Officers is effective prior to the Reverse Stock Split described under Item 5.03 below. Therefore, each issuance is subject to reduction at a ratio of 100:1.

Each Series B Share has the right to cast ten votes for each action on which our shareholders have a right to vote. The Series B Shares do not participate in any declared dividends.  The Series B Shares are redeemable on May 23, 2023 at par value of $0.001 per share.   The consent of 80% of the holders of issued and outstanding Series B Shares is required in order to sell, assign or transfer any of the Series B Shares The Series B Shares are also unregistered and restricted from sale pursuant to Rule 144 of the Securities Act of 1933. The Series B Shares issued to the aforementioned persons relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, based on the knowledge of the aforesaid persons of our operations and financial condition and their experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

As of July 18, 2012 and immediately following the Series B Issuance to Officers, the Company has issued and outstanding 1,172,270,160 shares of its Series A common stock (“Series A Shares”), with a par value of $0.001, and 200,000,000 of its Series B Shares, with a par value of $0.001.

For further explanation surrounding the Series B Issuance to Officers, see Preliminary Information Statement on Schedule 14C the Company has filed the same day as this Form 8-K.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 18, 2012, the Company filed a Certificate of Change with the Nevada Secretary of State, which has the effect of amending the Company’s Articles of Incorporation to reduce by a ratio of 100:1 each of the following categories of the Company’s equity securities: (i) issued Series A Shares, (ii) authorized Series A Shares, (iii) issued Series B Shares, and (iv) authorized Series B shares (“Reverse Stock Split”).

On July 23, 2012 the Company received approval from the Financial Industry Regulatory Agency (FINRA) of the Reverse Stock Split, which will become effective on July 24, 2012 as to the Company’s issued and outstanding Series A Shares. The Company’s Series A Shares will be quoted under the symbol “VELAD.” The final letter “D” will drop off 20 business days after July 24, 2012 at which point the Company’s Series A Shares will again be quoted under the symbol “VELA.”

Immediately following final approval of the Reverse Stock Split, there were 20,000,000 Series A Shares authorized, of which 11,722,702 were issued and outstanding (this number will be subject to the effect of rounding up of fractional shares); and 2,000,000 Series B Shares authorized, of which 2,000,000 were issued and outstanding.

For further explanation surrounding the Reverse Stock Split, see Preliminary Information Statement on Schedule 14C the Company has filed the same day as this Form 8-K.

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Item 9.01       Financial Statements and Exhibits

A complete copy of the Certificate of Change as filed with the Nevada Secretary of State is attached hereto as Exhibit 99.1.

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2012

VelaTel Global Communications, Inc.,

By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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